UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Integra Bank Corporation (the "Company"), received a letter from The Nasdaq Stock Market Inc. ("Nasdaq") on December 14, 2009, indicating that the Company no longer meets the requirement under Rule 5450(a)(1) (the "Bid Price Rule") because the closing bid price per share of its common stock has been below $1.00 per share for 30 consecutive business days. The letter stated that the Company has until June 14, 2010, to regain compliance by maintaining a minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days. Nasdaq will provide the Company written confirmation of compliance with Rule 5450(a)(1) if this condition is met.

Should the Company not regain compliance with the Bid Price Rule prior to the expiration of the grace period, it will receive written notification from Nasdaq that its securities are subject to delisting. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. The Company will need to submit an application to transfer its securities from The Nasdaq Global Market to The Nasdaq Capital Market. If the application is approved, Nasdaq will notify the Company that it has been granted an additional 180 calendar day grace period.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated December 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

December 16, 2009	By:	Michael J. Alley

Name: Michael J. Alley
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 16, 2009